Exhibit 10.15

                                     AMCAST
                             INDUSTRIAL CORPORATION

                                     AMENDED
                         DIRECTOR STOCK OPTION AGREEMENT

This Amended Director Stock Option Agreement amends and replaces that certain Director Stock Option Agreement between the Company and the Optionee dated June 1,2001

Amcast Industrial Corporation, an Ohio corporation (the "Company"), hereby grants, under and pursuant to the Non-Qualified Director Stock Option Agreement between the Optionee and the Company dated February 16, 2001 (the "Agreement"), of which is attached hereto as Appendix A and is incorporated herein by this reference to


Byron O. Pond
("Optionee")


Effective the 1st day of June ,2001 (the "date of grant"), for the purposes set forth in the Plan, the right and option to purchase 250,000, Two Hundred and Fifty Thousand Common Shares of the Company ("Shares") at the purchase price of $8.80 per Share (the "Option").

The Option granted herein is granted subject to all the terms and conditions of the Agreement, including, but not limited to, the following provisions:

1

The Option shall expire at the close of business five years after the date of grant of the option shares unless sooner terminated or exercised pursuant to the terms of the Plan;

2

Pursuant to the Agreement, the option shares shall vest and become exercisable as follows: 85,000 shares shall vest and become exercisable June 1, 2001, an additional 82,500 shares shall vest and become exercisable January 1, 2002, the remaining 82,500 shares shall vest and become exercisable January 1, 2003,

3

Optionee shall forfeit all right and interest in any unvested option shares if he is not employed by the Company on the vesting date,


4

The option may be exercised at any time up to three years following the date of final vesting of the option shares subject to Section 6 (Exercise) of the Agreement


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5. The Option may not be transferred,  assigned, pledged, or hypothecated by the
Optionee during his lifetime.

IN WITNESS WHEREOF, the Company has executed this Amended Option as of the 17th day of August, 2001.

                                    AMCAST INDUSTRIAL CORPORATION

                                    By:    /s/ Leo W. Ladehoff
                                             Leo W. Ladehoff
                                             Chairman of the Board


(CORPORATE SEAL)


    /s/ Denis G. Daly
Secretary



                                              /s/ Byron O. Pond
                                         Byron O. Pond
                                         Optionee